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                                                                    EXHIBIT 99.1

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                   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

                             PATTERSON ENERGY, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Cloyce A. Talbott and A. Glenn Patterson, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Special Meeting of Stockholders (the "Corporation"), to be held at 11:00 a.m., Dallas time, on July 30, 1996, or any adjournments or postponements thereof, on the matters set forth on the reverse side hereof. Receipt of a copy of the Notice of Special Meeting and the related Prospectus/Joint Proxy Statement is hereby acknowledged.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PATTERSON ENERGY, INC.

1. CHARTER AMENDMENT

   Proposal to authorize and approve an amendment to the Certificate of Incorporation to increase the authorized Common Stock from 5,000,000 shares to 9,000,000 shares.

              / /  FOR          / /  AGAINST          / /  ABSTAIN

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE                  SEE REVERSE SIDE

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                          (Continued from other side.)

2. STOCK ISSUANCE

   Proposal to authorize and approve the issuance of shares of Common Stock in connection with the Agreement and Plan of Merger dated as of April 22, 1996, as amended on May 16, 1996, among Patterson Energy, Inc., Patterson Drilling Company, a wholly owned subsidiary of Patterson Energy, Inc. ("Patterson Drilling"), and Tucker Drilling Company, Inc. ("Tucker"), including the issuance of shares of Common Stock in the merger of Patterson Drilling with and into Tucker (the "Merger") and the reservation of shares of Common Stock for issuance upon exercise of stock options of Tucker which, following the Merger, will constitute options to purchase Common Stock.

               / /  FOR          / /  AGAINST          / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             (Please sign exactly as shown on
                                             your stock certificate and on the
                                             envelope in which this proxy was
                                             mailed. When signing as partner,
                                             corporate officer, attorney,
                                             executor, administrator, trustee,
                                             guardian, etc., give full title as
                                             such and sign your own name as
                                             well. If stock is held jointly,
                                             each joint owner should sign.)

                                             Date:
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                                             Signature:
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                                             Date:
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                                             Signature:
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      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND
                RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

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